Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER APPOINTS FRANCIS LEE TO
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Lee brings a wealth of financial and operational experience from technology-focused, consumer-oriented companies.

MINNEAPOLIS – July 27, 2023 – Sleep Number Corporation (Nasdaq: SNBR), a wellness technology company, today announced the appointment of Francis Lee to Executive Vice President (EVP) and Chief Financial Officer (CFO), effective August 14, 2023. He will assume the role from Chris Krusmark, EVP and Chief Human Resources Officer, who has held the position of Interim CFO since January 2023.

Lee has extensive experience in corporate finance and strategy; his leadership spans consumer product, retail, and technology companies, including Nike, Gap, Inc., and Wyze Labs, an AI-powered, smart home innovator. Most recently, as Wyze Labs CFO, Lee increased cash flow and profitability through a business model evolution from hardware to software with recurring revenue, emphasizing customer lifetime value.

Prior to Wyze, Lee spent 13 years with Nike, including as CFO of Nike Japan, where he drove double-digit growth and margin expansion. He served as Vice President, Global Marketing Finance, a primary partner to the Chief Marketing Officer; Vice President of Finance, responsible for worldwide revenue and margin planning; and Vice President, Enterprise Strategic Investments. He also led corporate FP&A for industry-leading returns. At Gap, Inc., he worked in corporate strategy and business development. Earlier in his career, Lee developed capital allocation strategies as a consultant to Fortune 500 companies for shareholder value creation. He holds a bachelor’s degree from Massachusetts Institute of Technology and an MBA from the Kellogg School of Management at Northwestern University.

“We’re pleased that our comprehensive search led us to Francis. His experience in operational transformation for consumer value and increased profits will be catalysts for our evolving business model and differentiated strategy as we drive long-term superior shareholder value,” said Shelly Ibach, Chair, President and CEO, Sleep Number. “Francis’s deep expertise and personal values complement our business and purpose-driven culture. We’re excited to welcome him to Sleep Number.”

“I’m thrilled to join Sleep Number to have a positive impact on peoples’ lives,” said Lee. “As the company realizes its strategic vision of becoming a connected sleep health leader, I look forward to working with Shelly and the rest of this passionate team to drive

Exhibit 99.1
sustainable, profitable growth and further strengthen Sleep Number’s total shareholder return.”

Krusmark will resume his position of EVP and Chief Human Resources Officer. “I wish to thank Chris for his exceptional leadership as interim CFO. We appreciate his significant contributions to the business, team and the CFO search process,” Ibach said.
Sleep Number also announced its second quarter 2023 earnings today, which can be found on the Sleep Number newsroom.

About Sleep Number Corporation
Sleep Number is a wellness technology company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep; to date, our innovations have improved over 14.5 million lives. Our wellness technology platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360® smart bed or applying our 21 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized digital sleep and health insights; our millions of smart sleepers are loyal brand advocates. And our nearly 5,000 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, including our exclusive direct-to-consumer selling in 670 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number store near you, our newsroom and investor relations sites, or SleepNumber.com.

Forward-looking Statements
Statements used in this news release relating to future plans, such as the impacts of leaders on our evolving business model are forward-looking statements subject to certain risks and uncertainties. Additional information concerning these, and other risks and uncertainties, is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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Media contacts:
Julie Elepano
Senior Director, Public Relations
Julie.elepano@sleepnumber.com

Dave Schwantes
Vice President, Investor Relations
David.schwantes@sleepnumber.com